UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2021

IIOT-OXYS, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-50773	56-2415252
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

705 Cambridge Street Cambridge, MA 02141
(Address of principal executive offices, including zip code)

(401) 307-3092
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 10, 2021, IIOT-OXYS, Inc., a Nevada corporation (the “Company”), entered into Finder’s Fee Agreement (the “Agreement”) with J.H. Darbie & Co., Inc. (the “Finder”) pursuant to which the Company agreed to pay to the Finder 2% of the gross proceeds of an equity/convertible debt transaction and 2% of the gross proceeds of a debt transaction received by the Company which came from an introduction made by the Finder to the Company within three business days from the closing date of the transaction. The term of the Agreement is for 120 days and the Finder may terminate the Agreement at any time upon written notice to the Company. The Company may not terminate the Agreement unless there is an uncured breach.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IIOT-OXYS, Inc.

Date: November 15, 2021	By:	/s/ Clifford L. Emmons
Clifford L. Emmons, Chief Executive Officer

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